UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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TriPath Imaging, Inc.

(Name of Registrant as Specified In Its Charter)

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This filing relates to a planned business combination between TriPath Imaging, Inc. (TriPath Imaging) and Becton, Dickinson and Company (“BD”) pursuant to the terms of a Merger Agreement among TriPath Imaging, BD and Timpani Acquisition Corp. dated September 8, 2006. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Report on Form 8-K filed by TriPath Imaging on September 8, 2006.
On September 11, 2006, TriPath Imaging issued the following FAQs to its employees in connection with the merger.

To:	All Employees
From:	Paul Sohmer
Date:	September 11, 2006
Subject:	Information regarding agreement to be acquired by BD
Please find attached some additional information regarding our agreement to be acquired by BD. This information will be posted on our internal web site as well.
I am looking forward to getting together with you on Wednesday.
All the best
Paul Sohmer
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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders and its Reports on Form 8-K filed with the SEC on June 30, 2006, July 25, 2006 and September 8, 2006. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4%, of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.

BD Merger Q&As
GENERAL
Q:	Why is TriPath Imaging seeking to merge with Becton Dickinson (BD)?

A:	We have had considerable success over the past six years. We are profitable, cash flow positive and continue to grow. We have become an established competitive force in the cervical cancer screening market. We are developing an array of molecular diagnostic products that we believe will emerge in the coming years. Given the strengths and assets that we have developed to date, we are poised for the next stage in our development. To this end, we believe that joining BD will provide the breadth of complementary technologies, market clout, and resources required to gain a market leadership position for our cervical cancer screening business and to accelerate the successful market introduction of our innovative molecular oncology products.

Q:	Who is BD?

A:	BD is a leading global medical technology company that manufactures and sells medical devices, instrument systems and reagents. BD is focused on improving drug therapy, enhancing the quality and speed of diagnosing infectious diseases, and advancing research and discovery of new drugs and vaccines. BD has been a shareholder of TriPath Imaging since August of 2001, and we have enjoyed a close working relationship with BD through our collaborative efforts to develop and commercialize our molecular oncology products. To learn more about BD please go to their web site: http://www.bd.com.

Q:	What happens between now and the completion of the transaction?

A:	It will be “business as usual”. We will continue to drive toward achieving our goals for 2006. We will continue to grow our business, develop the products that we expect to define our future, and deliver the quality and value that our customers have come to expect.

Q:	Do we know how the company’s day-to-day operations will change after the transaction has been completed?

A:	We believe that BD shares our vision for TriPath Imaging and understands the opportunities for growth that are inherent to both our commercial and molecular diagnostic businesses. We expect BD to leverage the assets that we have developed and build upon our strengths. We expect that BD will continue to drive our cervical cancer screening business as well as the development and commercialization of our molecular diagnostic products.

Q:	What should I say if one of our customers, vendors or suppliers asks me about the merger?

A:	The Company is preparing specific communication materials for distribution to our customers and suppliers. Unless you are specifically authorized to do so, please do not comment or respond to questions or inquiries from customers, suppliers or any external parties. Should you receive such a question, you should refer the inquiring party to our press releases and other public disclosures related to this transaction.

Q:	When will the merger be completed?

A:	TriPath Imaging will need to achieve stockholder approval of the merger. Also, completion of the merger is subject to the expiration or termination of the Hart-Scott-Rodino waiting period and other customary closing conditions. Accordingly, we expect that the transaction will close during the fourth quarter of calendar 2006.
COMPENSATION
Q:	What happens to our base salaries and benefits after the transaction has been completed?

A:	The merger agreement provides that for a period of not less than one year following the closing date of the transaction (the date upon which the transaction is completed), BD shall provide our employees with base salary and benefits which generally are substantially comparable in the aggregate to the base salary and benefits provided to them immediately prior to the closing date.

Q	What will happen to our bonus plan for 2006?

A	BD has agreed to pay bonuses for 2006 in accordance with our 2006 Bonus Plan to those who are employed by TriPath Imaging on the closing date. All transaction costs directly associated with the merger, such as investment bank fees and attorney fees, as well as the effects of SFAS 123R, will be excluded from the calculation of the corporate performance goals used to determine bonus amounts under the 2006 Bonus Plan.
Health Benefits
Q:	After the closing of the transaction, will TriPath Imaging team members receive credit for service at TriPath Imaging?

A:	Team members employed by TriPath Imaging on the closing date will receive full credit, for purposes of vesting and eligibility and benefit accrual (except under any defined benefit pension plan), for service with TriPath Imaging under any comparable BD plans. Existing TriPath team members will be able to participate in BD insurance plans without any waiting time and all pre-existing condition exclusions shall be waived.
Time Off
Q:	What will happen to my Paid Leave Bank (PLB) accrual rate and accrued hours as a result of the acquisition?

A:	BD has agreed to provide and recognize all accrued but unused vacation time of those employed by TriPath Imaging on the closing date.

Severance/Retention
Q:	I have signed a letter agreeing to participate in TriPath’s Employee Retention Plan. How long is BD obligated to honor the severance terms in that plan?

A:	The Employee Retention Plan and Director Level Employee Retention Plan each provide for a “severance protection period” of up to 180 days after the transaction has closed. After this time period, Retention Plan participants will be entitled to severance benefits that are no less favorable than the program or practice maintained by BD for employees at similar levels until the first anniversary of the closing date.

Q:	If I need to take a leave of absence, is there any scenario in which I would lose the benefits as spelled out in the Employee Retention Plan?

A:	If you take a leave of absence that is covered by the Family Medical Leave Act (FMLA) then you will be covered by the benefits contained in the Employee Retention Plan. However, if your FMLA leave ends and you do not return to work, then you will lose your eligibility for the Employee Retention Plan benefits.

Q:	If I am offered employment at a BD site that would require me to relocate and I decline that offer, will I be eligible for severance?

A:	Generally, these situations are addressed and spelled out in the Employee Retention Plan and Director Level Employee Retention Plan.
401(k)
Q:	What is the anticipated treatment for our TriPath 401(k) accounts after the acquisition? Will BD take them over? Will we need to plan to roll them over into a new plan or an Individual Retirement Account (IRA)? How will outstanding 401(k) loans be handled?

A:	At this time, we do not have any specific information on BD’s integration plans with respect to TriPath’s 401(k) Savings Plan. However, according to the terms of the agreement, for a period of not less than one year, BD must provide benefits and base salary after the closing date of the deal that are generally and substantially comparable in the aggregate to base salary and benefits you received before the deal closed. Should the deal close, you can expect further communications on the nature and timeline of integrating our programs with those of BD.
Training
Q:	During this time of uncertainty and change, does the company plan to offer any training to assist people in making this type of transition?

A:	We are in the process of identifying resources to assist team members to better understand the dynamics of change and how to make the most of this opportunity.

Q:	Is it safe to rely on TriPath’s Tuition Reimbursement Program during this transition time?

A:	TriPath will continue to manage all programs until otherwise directed.

Staffing
Q:	Will there be layoffs?

A:	We understand that BD is acquiring TriPath Imaging to continue to drive our cervical cancer screening business and align our innovative new technologies with BD’s existing business strategies. This deal was not presented to us as one where significant value would be achieved by cutting costs by eliminating jobs. We are not aware of any plans to eliminate positions at TriPath Imaging. However, as with any business combination, there may turn out to be some redundant positions and job eliminations.

Q:	After the acquisition, will TriPath team members have the opportunity to interview for positions with BD outside of TriPath Imaging?

A:	It is too early to know what opportunities may be available within greater BD. However, we will become part of a very large organization and we would expect there to be promising career development opportunities for talented employees.
Stock Options/Stock Appreciation Rights (SARs)
Q:	What happens to my stock options or SARs ?

A:	On the closing date, all outstanding stock options (except for certain discount options) and SARs, whether or not they are vested, will be cancelled in exchange for a cash payment equal to the excess, if any, of (i) $9.25 over (ii) the per share exercise price of such option or SAR, multiplied by the total number of shares of common stock subject to such option or SAR. The cash payment will be paid promptly after the closing of the merger. Normal employee tax withholdings will apply to this payment.

Q:	What happens to any discount options that I might have?

A:	Very few employees have discount options, which are options that were granted with an exercise price that was lower than the fair market value of the shares underlying the options on the date of grant (the “Grant Date Fair Market Value”) and that vested after January 1, 2005. Discount options will ultimately yield the same consideration as other options, based on the amount by which $9.25 exceeds their exercise price. However, at the closing, holders of discount options will be entitled to a prompt cash payment based on the amount by which $9.25 exceeds the Grant Date Fair Market Value. After January 1, 2007, such holders of discount options will be entitled to the remaining payment based on the amount by which the Grant Date Fair Market Value exceeds the exercise price of the discount options. This delay of part of the consideration for discount options is driven by tax laws.

Q:	What about my unvested stock options and SARs — do I lose them?

A:	Unvested and vested stock options and SARs will be treated the same at closing.

Q:	Since the price set for the acquisition is $9.25 per share, does this mean that any stock options that I own with an exercise price of $9.25 per share or above are worthless?

A:	In the event the exercise price of any option is equal to or greater than $9.25, the option will be cancelled without payment

Q:	What about tax advice and planning? Will TriPath provide tax advice to us about the financial decisions we may have to make?

A:	For a variety of reasons, TriPath cannot provide tax or financial planning assistance. You should seek advice from your own tax and financial planners.
Employee Stock Purchase Plan (ESPP)
Q:	How will the current offering period of the ESPP be handled?

A:	We agreed to limit the number of shares that can be purchased pursuant to the terms of the ESPP to that number of shares that could be purchased with employee contributions received as of the date the agreement was signed (August 8, 2006). Further employee contributions and withholdings shall be repaid to employees after the end of the current offering period, which will be December 31, 2006.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
TriPath Imaging plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about BD, TriPath Imaging, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by BD and TriPath Imaging through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from TriPath Imaging by contacting TriPath Imaging, Inc., Investor Relations, 780 Plantation Drive, Burlington, NC 27215.
TriPath Imaging and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding TriPath Imaging’s directors and executive officers is contained in TriPath Imaging’s Form 10-K for the year ended December 31, 2005, its proxy statement for the 2006 annual meeting of stockholders and its Reports on Form 8-K filed with the SEC on June 30, 2006, July 25, 2006 and September 8, 2006. As of August 31, 2006, TriPath Imaging’s directors and executive officers beneficially owned approximately 2,093,377 shares, or 5.4%, of TriPath Imaging’s common stock. A more complete description will be available in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the proposed transaction between BD and TriPath Imaging, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the combined company and any other statements about TriPath Imaging managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the need for approval of the transaction by TriPath stockholders, the ability to consummate the transaction; the ability to realize anticipated efficiencies and opportunities; and other factors described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC.